UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2005

Health Net, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12718	95-4288333
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21650 Oxnard Street, Woodland Hills, California 91367

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 676-6000

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On May 13, 2005, the Board of Directors of Health Net, Inc. (“Health Net” or the “Company”) designated David W. Olson, Senior Vice President, Corporate Communications of the Company, as a Section 16 reporting officer. Details regarding Mr. Olson’s appointment are set forth in Item 5.02(c) of this Current Report. Mr. Olson and the Company are party to an amended and restated employment letter agreement dated as of May 18, 2005 (the “Olson Letter Agreement”). The following is a description of the material terms of the Olson Letter Agreement and is qualified in its entirety by reference to the Olson Letter Agreement. A copy of the Olson Letter Agreement is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

The Olson Letter Agreement provides for Mr. Olson to receive an annual base salary of $269,104. This base salary is to be reviewed annually, and is subject to Health Net’s right to change Mr. Olson’s compensation from time to time. Under the Olson Letter Agreement, Mr. Olson is eligible to participate in the Health Net Executive Incentive Plan (also known as the Management Incentive Plan, or MIP), which provides him the opportunity to earn each plan year up to 70% of his base salary as additional compensation according to the terms of the actual MIP documents. The bonus payment will range from 0% to 200% of target depending upon the actual results achieved, and specific, individually tailored measures will be established by Health Net that must be achieved by Mr. Olson in order for him to be eligible to receive bonus payments for a given plan year.

During Mr. Olson’s employment with the Company he has received stock option grants from time to time as determined by the Compensation Committee of the Board of Directors (the “Committee”). Any future stock option grants to Mr. Olson are at the discretion of the Committee, and will be issued under the applicable Health Net stock option plan and pursuant to the form of option agreement approved by the Committee.

Under the Olson Letter Agreement Mr. Olson is entitled to reimbursement of up to $5,000 per year of costs incurred for personal financial counseling services, and an auto allowance of up to $1,000 per month. In addition, the Olson Letter Agreement provides for Mr. Olson’s participation in various employee benefit plans, including paid time off, holidays, insurance and Health Net’s 401(k), deferred compensation and tuition reimbursement plans, if he meets the applicable participation requirements.

The Olson Letter Agreement provides that Mr. Olson’s employment with Health Net may be terminated by him or Health Net at any time, with or without advance notice and with or without cause (as defined in the Olson Letter Agreement). The Olson Letter Agreement provides Mr. Olson with two potential severance arrangements in the event of a termination of his employment other than due to his death or disability:

•	If, at any time within two years after a change in control (as defined in the Olson Letter Agreement) of Health Net, Mr. Olson’s employment is terminated by Health Net without cause or Mr. Olson terminates his employment for good reason (as defined in the Olson Letter Agreement), Mr. Olson will be entitled to receive, if he signs a waiver and release of claims substantially in the form prescribed by the Olson Letter Agreement, a lump sum payment equal to 24 months of his then current base salary and benefit continuation for a period of 24 months. This severance allowance will be forfeited in the case of a termination by Mr. Olson for good reason if the Company requests in writing, prior to the termination, that Mr. Olson continue in the employ of Health Net for 90 days following the change in control, and Mr. Olson voluntarily leaves the employ of Health Net prior to the expiration of that 90 day period.

•	If at any time that is not within two years after a change in control, Mr. Olson’s employment is terminated by Health Net without cause, Mr. Olson will be entitled to receive, if he signs a waiver and release of claims substantially in the form prescribed by the Olson Letter Agreement, a lump sum payment equal to 12 months of his then current base salary and benefit continuation for a period of 12 months.

In the event that Mr. Olson voluntarily terminates his employment at any time other than for good reason within two years after a change in control of Health Net, the Olson Letter Agreement provides that he would not be eligible to receive any of the severance benefits under the provisions described in this paragraph.

In the event that Mr. Olson’s employment is terminated due to death or disability (as defined in the Olson Letter Agreement), he or his beneficiaries or estate would be entitled under the Olson Letter Agreement to benefit continuation for a period of 6 months and a lump sum payment equal to 6 months of his then current base salary, provided, in the case of termination due to disability, that Mr. Olson signs a waiver and release of claims substantially in the form prescribed by the Olson Letter Agreement.

The Olson Letter Agreement provides that, in the event that any change-in-control payments or distributions by Health Net to or for the benefit Mr. Olson would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code and there are, in respect of those payments and distributions in excess of $50,000 in the aggregate, any excess parachute payments within the meaning of Section 280G of the Internal Revenue Code, then Mr. Olson will receive an additional, tax gross-up payment so that the net amount he receives, taking into account taxes payable on the tax gross-up payment, is equal to the amount he would have received if no excise tax were due.

Section 5—Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Departure of Principal Officer—Christopher P. Wing.

On May 13, 2005, Christopher P. Wing, Health Net, Inc.’s Executive Vice President, Regional Health Plans and Specialty Companies, announced his resignation effective June 1, 2005.

(c) Appointment of Principal Officers—David W. Olson.

On May 13, 2005, the Board of Directors of the Company designated David W. Olson, Senior Vice President, Corporate Communications, as a “vice president in charge of a principal business unit or function” of the Company and a person who performs “policy making functions” and who constitutes an “executive officer” of the Company, as such terms are defined in Rule 16a-1(f) under Section 16 of the Securities Exchange Act of 1934, as amended, and Item 401(b) of Regulation S-K.

In his role as Senior Vice President, Corporate Communications, Mr. Olson, age 54, is responsible for the Company’s investor relations function and internal and external communications, and also oversees government relations and charitable contributions. Mr. Olson reports directly to Jay Gellert, President and Chief Executive Officer of the Company. Mr. Olson was previously Vice President, Investor and Public Relations, for Health Systems International, Inc. (“HSI”), one of Health Net’s predecessor companies. Prior to joining HSI in 1994, Mr. Olson was Vice President, Corporate Communications for National Medical Enterprises, Inc. (“NME”), having joined NME in 1989 as director of Shareholder Communications. The terms of Mr. Olson’s Employment Agreement are described in Item 1.01 of this Current Report and incorporated by reference into this Item 5.02.

(c) Appointment of Principal Officers—Maurice Hebert, Principal Accounting Officer.

On May 13, 2005, the Board of Directors of the Company designated Maurice Hebert, Corporate Controller of Health Net, as the Company’s principal accounting officer, effective July 1, 2005. Mr. Hebert, age 42, joined the Company as Corporate Controller on April 15, 2005.

In his role as Corporate Controller, Mr. Hebert has assumed day-to-day control over Health Net’s accounting, financial reporting, tax, financial and business planning and analysis, and payroll functions and reports directly to Anthony S. Piszel, Executive Vice President and Chief Financial Officer of Health Net. Mr. Piszel is currently the Company’s designated principal financial officer and principal accounting officer. Mr. Piszel will continue to act as the Company’s designated principal accounting officer through June 30, 2005. Mr. Hebert will assume such designation on July 1, 2005. Mr. Piszel will continue to act as the Company’s designated principal financial officer.

Prior to being appointed as Corporate Controller of Health Net, Mr. Hebert served as Senior Vice President and Controller and Principal Accounting Officer at Safeco Corporation beginning in 2003 where he was responsible for all accounting, financial reporting, tax, financial planning and analysis and shared service functions at this Fortune 500 property & casualty insurer. From 1993 to 2003, Mr. Hebert served in a variety of positions at AIG SunAmerica, including his latest role as Vice President and Contoller-Life Insurance Companies where he was responsible for all accounting, financial reporting, financial systems and shared service functions for the consolidated life insurance operation.

Mr. Hebert and the Company are party to an employment letter agreement dated as of April 1, 2005 (the “Letter Agreement”). The following is a description of the material terms of the Letter Agreement.

The Letter Agreement provides for Mr. Hebert to receive an annual base salary of $300,000. This base salary is to be reviewed annually, and is subject to Health Net’s right to change Mr. Hebert’s compensation from time to time. Under the Letter Agreement, Mr. Hebert is eligible to participate in the Health Net Executive Incentive Plan (also known as the Management Incentive Plan, or MIP), which will provide him the opportunity to earn each plan year up to 50% of his base salary as additional compensation according to the terms of the actual MIP documents. The bonus payment will range from 0% to 200% of target depending upon the actual results achieved, and specific, individually tailored measures will be established by Health Net that must be achieved by Mr. Hebert in order for him to be eligible to receive bonus payments for a given plan year.

Under the Letter Agreement, Mr. Hebert received an engagement bonus of $375,000 in anticipation of his remaining employed by Health Net for at least two years. If, within the first two years of employment, Mr. Hebert voluntarily terminates his employment or Health Net terminates him for cause (as defined in the Letter Agreement), Mr. Hebert will be required to repay Health Net a prorated portion of the engagement bonus.

Under the Letter Agreement Mr. Hebert was granted a non-qualified stock option to purchase 23,000 shares of Health Net common stock on April 15, 2005 under the applicable Health Net stock option plan and pursuant to the form of option agreement approved by the Committee. The stock option grant had an exercise price equal to the closing sales price of Health Net common stock on the effective date of the date of grant and expires ten years from the grant date, subject to earlier termination as provided in the stock option agreement and the applicable Health Net stock option plan. The Letter Agreement provides that the option will vest at a rate of 1/4 of the shares covered by the option on each of the first through fourth anniversaries of the grant date. The Letter Agreement provides that the stock option may be subject to accelerated vesting upon the occurrence of a change in control, as defined under the applicable Health Net stock option plan. Any future stock option grants to Mr. Hebert are at the discretion of the Committee.

Under the Letter Agreement, Mr. Hebert is entitled to participate in Health Net’s relocation benefit program. Mr. Hebert will also be entitled to reimbursement of up to $2,500 per year of costs incurred for personal financial counseling services. In addition, the Letter Agreement provides for Mr. Hebert’s participation in various employee benefit plans, including paid time off, holidays, insurance and Health Net’s 401(k), deferred compensation and tuition reimbursement plans, if he meets the applicable participation requirements.

The Letter Agreement provides that Mr. Hebert’s employment with Health Net may be terminated by him or Health Net at any time, with or without advance notice and with or without cause. The Letter Agreement provides Mr. Hebert with two potential severance arrangements in the event of a termination of his employment other than due to his death or disability:

•	If, at any time within two years after a change in control (as defined in the Letter Agreement) of Health Net, Mr. Hebert’s employment is terminated by Health Net without cause or Mr. Hebert terminates his employment for good reason (as defined in the Letter Agreement), Mr. Hebert will be entitled to receive, if he signs a waiver and release of claims substantially in the form prescribed by the Letter Agreement, a lump-sum payment equal to 24 months of his then-current base salary, benefit continuation for an initial six-month period and, after expiration of the initial six-month period, benefit continuation, under COBRA, for a period of 18 months and the payment of COBRA premiums for such 18-month period. This severance allowance will be forfeited in the case of a termination by Mr. Hebert for good reason if the Company requests in writing, prior to the termination, that Mr. Hebert continue in the employ of Health Net for 90 days following the change in control, and Mr. Hebert voluntarily leaves the employ of Health Net prior to the expiration of that 90-day period.

•	If at any time that is not within two years after a change in control, Mr. Hebert’s employment is terminated by Health Net without cause, Mr. Hebert will be entitled to receive, if he signs a waiver and release of claims substantially in the form prescribed by the Letter Agreement:

•	If such termination is prior to April 12, 2007, a lump-sum payment equal to 6 months of his then-current base salary and benefit continuation under COBRA for a period of 6 months with COBRA premiums paid on his behalf, or

•	If such termination is on or after April 12, 2007, a lump-sum payment equal to 12 months of his then-current base salary and benefit continuation under COBRA for a period of 12 months with COBRA premiums paid on his behalf.

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In the event that Mr. Hebert voluntarily terminates his employment at any time other than for good reason within two years after a change in control of Health Net, the Letter Agreement provides that he would not be eligible to receive any of the severance benefits under the provisions described in this paragraph.

In the event that Mr. Hebert’s employment is terminated due to death or disability (as defined in the Letter Agreement), he or his beneficiaries or estate would be entitled under the Letter Agreement to continuation of medical and dental insurance for a period of 12 months and a lump-sum payment equal to 12 months of his then-current base salary, provided, in the case of termination due to disability, that Mr. Hebert signs a waiver and release of claims substantially in the form prescribed by the Letter Agreement.

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Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1	Employment Letter Agreement dated as of May 18, 2005 between Health Net, Inc. and David W. Olson.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2005	HEALTH NET, INC.

	By:	/s/ B. Curtis Westen
B. Curtis Westen
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Letter Agreement dated as of May 18, 2005 between Health Net, Inc. and David W. Olson.